Exhibit 21.1

LIST OF SUBSIDIARIES

OF

RACKSPACE TECHNOLOGY, INC.

Name of Subsidiary	Jurisdiction
Adapt Group Limited	United Kingdom
Adapt Services Limited	United Kingdom
Centric Telecom Limited	United Kingdom
Database Specialists, LLC	California
Datapipe Asia Limited	Hong Kong
Datapipe Europe Limited	United Kingdom
Datapipe Germany GmbH	Germany
Datapipe Israel Limited	Israel
Datapipe Singapore Pte Ltd	Singapore
Datapipe, Inc.	Delaware
Drake Merger Sub II, LLC	Delaware
DualSparks Partners, LLC	California
Elinia Webservices Limited	United Kingdom
Elinia Limited	United Kingdom
Geekspace, LLC	Delaware
GoGrid AMS B.V.	Netherlands
GoGrid, LLC	Delaware
Group Basis, LLC	Wisconsin
Inception Intermediate, Inc.	Delaware
Inception Parent, Inc.	Delaware
Macro Capital Management, Inc.	Delaware
Netbrains, LLC	Delaware
ObjectRocket, LLC	Delaware
Onica Egypt LLC	Egypt
Onica Group LLC	Delaware
Onica Holdings LLC	Delaware
Onica Technologies Canada, Inc.	Canada
Rackspace Asia (Shanghai) Limited	China
Rackspace Asia Limited	Hong Kong
Rackspace Benelux BV	Netherlands
Rackspace Canada, Inc.	Canada
Rackspace Cloud Academy, LLC (fka Open Cloud Academy, LLC)	Delaware
Rackspace Cloud Office, LLC	Delaware
Rackspace DAL1DC Management, LLC	Texas
Rackspace Germany GmbH	Germany
Rackspace Government Solutions, Inc.	Delaware
Rackspace Hosting Australia Pty Ltd	Australia
Rackspace Technology Global, Inc. (fka Rackspace Hosting, Inc.)	Delaware
Rackspace India Private Limited	India

Rackspace International GmbH	Switzerland
Rackspace International Holdings, Inc.	Delaware
Rackspace International Mobility GmbH	Switzerland
Rackspace Israel Holdings Ltd	Israel
Rackspace Limited	United Kingdom
Rackspace Mexico s.de R.L. de C.V.	Mexico
Rackspace New Zealand Limited	New Zealand
Rackspace Professional Services Japan GK	Japan
Rackspace Receivables, LLC	Delaware
Rackspace Reno Acquisition, LLC	Delaware
Rackspace Singapore Ptd. Ltd.	Singapore
Rackspace UK Leasing Limited	United Kingdom
Rackspace US, Inc.	Delaware
RelationEdge, LLC	Delaware
RSUS4, LLC	Delaware
Sleek Networks Limited	United Kingdom
SpinUp Cloud, LLC	Delaware
Sturdy Networks, LLC	Delaware
Tricore DBS, LLC	Delaware
Tricore Solutions Private Limited	India
Tricore Solutions, LLC	Massachusetts